Exhibit 5.2

[Letterhead of Craig W. Stensland]

November 17, 2008

Central Illinois Public Service Company

Ameren Energy Generating Company

Central Illinois Light Company

Illinois Power Company

c/o  Ameren Corporation

1901 Chouteau Avenue

St. Louis, Missouri 63103

Ladies and Gentlemen:

I am an Associate General Counsel of Ameren Services Company, an affiliate of Ameren Corporation, a Missouri corporation (“Ameren”), which provides legal and other professional services to Ameren, Central Illinois Public Service Company, an Illinois corporation (“CIPS”), Ameren Energy Generating Company, an Illinois corporation (“Genco”), Central Illinois Light Company, an Illinois corporation (“CILCO”), and Illinois Power Company, an Illinois corporation (“IP”).  CIPS, Genco, CILCO and IP, among other registrants, will file on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), a Registration Statement on Form S-3 (the “Registration Statement”) for, among other securities, the registration by:

(a)                                  CIPS of an unspecified amount of its (i) senior secured debt securities (“CIPS Senior Secured Debt Securities”), (ii) first mortgage bonds (“CIPS Bonds”), (iii) senior unsecured debt securities (“CIPS Senior Unsecured Debt Securities”), and (iv) preferred stock (“CIPS Preferred Stock”);

(b)                                 Genco of an unspecified amount of its senior unsecured debt securities (“Genco Debt Securities”);

(c)                                  CILCO of an unspecified amount of its (i) senior secured debt securities (“CILCO Senior Secured Debt Securities”), (ii) first mortgage bonds (“CILCO Bonds”), (iii) senior unsecured debt securities (“CILCO Senior Unsecured Debt Securities”) and (iv) preferred stock (“CILCO Preferred Stock”); and

(d)                                 IP of an unspecified amount of its (i) senior secured debt securities (“IP Senior Secured Debt Securities”), (ii) mortgage bonds (“IP Bonds”), (iii) senior unsecured debt securities (“IP Senior Unsecured Debt Securities”), and (iv) preferred stock (“IP Preferred Stock”, and together with the CIPS Senior Secured Debt Securities, CIPS Bonds, CIPS Senior Unsecured Debt Securities, CIPS Preferred Stock, Genco Debt Securities, CILCO Senior

Secured Debt Securities, CILCO Bonds, CILCO Senior Unsecured Debt Securities, CILCO Preferred Stock, IP Senior Secured Debt Securities, IP Bonds, and IP Senior Unsecured Debt Securities, the “Securities”).

I have reviewed originals (or copies certified or otherwise identified to my satisfaction) of the Registration Statement (including the exhibits thereto), the Restated Articles of Incorporation, as amended (“CIPS Charter”), and Bylaws of CIPS, the Articles of Incorporation, as amended, and By-Laws of Genco, the Articles of Incorporation (“CILCO Charter”) and Bylaws of CILCO and the Amended and Restated Articles of Incorporation, as amended (“IP Charter”), and Bylaws of IP, each as in effect on the date hereof, corporate and other documents, records and papers and certificates of public officials, and other such documents and materials as I have deemed necessary or appropriate to enable me to deliver this opinion.  In this examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original documents and conformity to original documents of all documents submitted to me as copies.

On the basis of such review and assuming that (a) the applicable provisions of, and the rules and regulations promulgated under, the Securities Act and the Trust Indenture Act of 1939, as amended, and the securities or “blue sky” laws of applicable states or other jurisdictions shall have been complied with, (b) appropriate resolutions have been adopted by the Board of Directors (or a duly appointed committee or representative thereof) of Ameren, CIPS, Genco, CILCO and IP, as the case may be, and remain effective authorizing the issuance and sale of the applicable Securities, and (c) the applicable Securities have been issued and sold upon the terms specified in such resolutions and in any required orders of the Federal Energy Regulatory Commission, the Illinois Commerce Commission, and other applicable regulatory approvals, I am of the opinion that:

1.                                       The CIPS Senior Secured Debt Securities, the CIPS Bonds and the CIPS Senior Unsecured Debt Securities will be legally issued and will constitute the valid and binding obligations of CIPS, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally, to general equitable principles (whether considered in a proceeding in equity or at law) and to concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought (collectively, the “Exceptions”), when:

(a)                                  the supplemental indenture or other instrument under the Indenture, dated as of December 1, 1998, between CIPS and The Bank of New York Mellon Trust Company, N.A., as successor trustee (“CIPS Senior Secured Indenture”), to be entered into, or otherwise executed or adopted, in connection with the issuance of the CIPS Senior Secured Debt Securities,

(b)                                 the supplemental indenture or other instrument under the Indenture of Mortgage and Deed of Trust, dated as of October 1, 1941 between CIPS and U.S. Bank National Association, Chicago, Illinois, as successor mortgage corporate trustee, and as individual successor co-trustee, as amended (“CIPS Mortgage”), to be entered into, or otherwise executed or adopted, in connection with the issuance of the CIPS Bonds, or

(c)                                  an indenture with respect to the CIPS Senior Unsecured Debt Securities (“CIPS Senior Unsecured Indenture”) and any supplemental indenture or other instrument thereunder to be entered into, or otherwise executed or adopted, in connection with the issuance of the CIPS Senior Unsecured Debt Securities, as applicable, has been duly executed and delivered by the proper officers of CIPS and the trustee named therein, and when any of the CIPS Senior Secured Debt Securities, the CIPS Bonds or the CIPS Senior Unsecured Debt Securities, as the case may be, has been duly executed, authenticated, delivered and paid for in accordance with the terms of the CIPS Senior Secured Indenture, the CIPS Mortgage and the CIPS Senior Unsecured Indenture, respectively, as the case may be, and on the terms and conditions set forth in the Registration Statement, the relevant prospectus forming part thereof and the applicable supplement thereto.

2.                                       The CIPS Preferred Stock will be legally issued, fully paid and non-assessable, when

(a)                                  the CIPS Charter has been validly, legally and appropriately amended further designating and describing each series of CIPS Preferred Stock to be issued and sold, and

(b)                                 such CIPS Preferred Stock has been issued and sold on the terms and conditions set forth in the Registration Statement, the relevant prospectus forming part thereof and the applicable supplement thereto and in compliance with the CIPS Charter and applicable Illinois law, upon receipt by CIPS of the full purchase price thereof.

3.                                       The Genco Debt Securities will be legally issued and will constitute the valid and binding obligations of Genco, subject to the Exceptions, when:

(a)                                  the supplemental indenture or other instrument under the Indenture, dated as of November 1, 2000, between Genco and The Bank of New York Mellon Trust Company, N.A., as successor trustee (“Genco Indenture”), to be entered into, or otherwise executed or adopted, in connection with the issuance of the Genco Debt Securities, has been duly executed and delivered by the proper officers of Genco and the trustee named therein, and when the Genco Debt Securities have been duly executed, authenticated, delivered and paid for in accordance with the terms of the Genco Indenture and on the terms and conditions set forth in the Registration Statement, the relevant prospectus forming part thereof and the applicable supplement thereto.

4.                                       The CILCO Senior Secured Debt Securities, the CILCO Bonds and the CILCO Senior Unsecured Debt Securities will be legally issued and will constitute the valid and binding obligations of CILCO, subject to the Exceptions, when:

(a)                                  the supplemental indenture or other instrument under the Indenture, dated as of June 1, 2006, between CILCO and The Bank of New York Mellon Trust Company, N.A., as successor trustee (“CILCO Senior Secured Indenture”), to be entered into, or otherwise executed or adopted, in connection with the issuance of the CILCO Senior Secured Debt Securities,

(b)                                 the supplemental indenture or other instrument under the Indenture of Mortgage and Deed of Trust, dated as of April 1, 1933 with Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as mortgage trustee, as amended, supplemented, and assumed by the Indenture of Mortgage and Deed of Trust, dated as of July 1, 1933, between CILCO and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as mortgage trustee, as supplemented, modified or amended (“CILCO Mortgage”), to be entered into, or otherwise executed or adopted, in connection with the issuance of the CILCO Bonds, or

(c)                                  an indenture with respect to the CILCO Senior Unsecured Debt Securities (“CILCO Senior Unsecured Indenture”) and any supplemental indenture or other instrument thereunder to be entered into, or otherwise executed or adopted, in connection with the issuance of the CILCO Senior Unsecured Debt Securities, as applicable, has been duly executed and delivered by the proper officers of CILCO and the trustee named therein, and when any of the CILCO Senior Secured Debt Securities, the CILCO Bonds or the CILCO Senior Unsecured Debt Securities, as the case may be, has been duly executed, authenticated, delivered and paid for in accordance with the terms of the CILCO Senior Secured Indenture, the CILCO Mortgage and the CILCO Senior Unsecured Indenture, respectively, as the case may be, and on the terms and conditions set forth in the Registration Statement, the relevant prospectus forming part thereof and the applicable supplement thereto.

5.                                       The CILCO Preferred Stock will be legally issued, fully paid and non-assessable, when

(a)                                  the CILCO Charter has been validly, legally and appropriately amended further designating and describing each series of CILCO Preferred Stock to be issued and sold, and

(b)                                 such CILCO Preferred Stock has been issued and sold on the terms and conditions set forth in the Registration Statement, the relevant prospectus forming part thereof and the applicable supplement thereto and in compliance with the CILCO Charter and applicable Illinois law, upon receipt by CILCO of the full purchase price thereof.

6.                                       The IP Senior Secured Debt Securities, the IP Bonds and the IP Senior Unsecured Debt Securities will be legally issued and will constitute the valid and binding obligations of IP, subject to the Exceptions, when:

(a)                                  the supplemental indenture or other instrument under the Indenture, dated as of June 1, 2006, between IP and The Bank of New York Mellon Trust Company, N.A., as successor trustee (“IP Senior Secured Indenture”), to be entered into, or otherwise executed or adopted, in connection with the issuance of the IP Senior Secured Debt Securities,

(b)                                 the supplemental indenture or other instrument under the General Mortgage Indenture and Deed of Trust, dated as of April 1, 1992, between IP and The Bank of New York Mellon Trust Company, N.A., as successor trustee (“IP Mortgage”), to be entered into, or otherwise executed or adopted, in connection with the issuance of the IP Bonds, or

(c)                                  an indenture with respect to the IP Senior Unsecured Debt Securities (“IP Senior Unsecured Indenture”) and any supplemental indenture or other instrument thereunder to be entered into, or otherwise executed or adopted, in connection with the issuance of the IP Senior Unsecured Debt Securities, as applicable, has been duly executed and delivered by the proper officers of IP and the trustee named therein, and when any of the IP Senior Secured Debt Securities, the IP Bonds or the IP Senior Unsecured Debt Securities, as the case may be, has been duly executed, authenticated, delivered and paid for in accordance with the terms of the IP Senior Secured Indenture, the IP Mortgage and the IP Senior Unsecured Indenture, respectively, as the case may be, and on the terms and conditions set forth in the Registration Statement, the relevant prospectus forming part thereof and the applicable supplement thereto.

7.                                       The IP Preferred Stock will be legally issued, fully paid and non-assessable, when

(a)                                  the IP Charter has been validly, legally and appropriately amended further designating and describing each series of IP Preferred Stock to be issued and sold, and

(b)                                 such IP Preferred Stock has been issued and sold on the terms and conditions set forth in the Registration Statement, the relevant prospectus forming part thereof and the applicable supplement thereto and in compliance with the IP Charter and applicable Illinois law, upon receipt by IP of the full purchase price thereof.

I am a member of the State Bar of Illinois and this opinion is limited to the laws of the State of Illinois and the federal laws of the United States insofar as they bear on the matters covered hereby.  As to all matters of New York law, I have, with your consent, relied upon the opinion of Morgan, Lewis & Bockius LLP, New York, New York.  As to all matters of Illinois law, Morgan, Lewis & Bockius LLP is authorized to rely upon this opinion as if it were addressed to it.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the heading “Legal Matters” in the prospectuses for CIPS, Genco, CILCO and IP included in the Registration Statement.  In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Craig W. Stensland